Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Host, together with Host LP, entered into the master agreement, and other transaction agreements, each as amended, to acquire a portfolio of 35 hotels from Starwood. The terms of the Starwood Transactions are described in more detail in our previous reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. On April 10, 2006, we completed the initial stage of the transaction through the purchase of 28 hotels from Starwood. In May and June of 2006, a joint venture in Europe, in which we own a 32.1% general and limited partner interest, acquired five Starwood European hotels. For a discussion of the terms of the joint venture, see “Management’s Discussion and Analysis of Financial Condition –  Recent Events – European Joint Venture” in our Current Report on Form 8-K, filed on June 16, 2006. Additionally, we contributed the Sheraton Warsaw Hotel & Towers, which we purchased on April 10, 2006, to the joint venture. The purchase of the remaining two hotels has been deferred subject to the resolution of certain notice periods and approvals that were not lapsed or received as of June 15, 2006.

The following unaudited pro forma financial statements have been prepared based upon the audited consolidated financial statements of Host and the audited combined financial statements of the Starwood portfolio for the year ended December 31, 2005, the unaudited financial statements of Host for the quarter ended March 24, 2006 and of the Starwood portfolio for the two months ended February 28, 2006, respectively, and based upon certain assumptions, as set forth in the notes to the unaudited pro forma financial statements, that Host believes are reasonable under the circumstances.

The unaudited pro forma statements of operations of Host LP for the quarter ended March 24, 2006 and year ended December 31, 2005 reflect the following transactions as if they had been completed on January 1, 2005:

•	the acquisition of the Starwood portfolio;

•	the formation of the European joint venture, which owns six hotels located in Europe, including the contribution by Host LP of the Sheraton Warsaw Hotel & Towers and cash;

•	the probable acquisition of The Westin Kierland Resort & Spa;

•	the issuance of $800 million of 6 3/4% Series P senior notes on April 4, 2006;

•	the redemption of $136 million of 7 7/8% Series B senior notes on May 15, 2006;

•	the repayment of $84 million of 8.39% mortgage debt on the Boston Marriott Copley Place on June 1, 2006;

•	the redemption of $150 million of our 10% Class C preferred OP units on May 19, 2006;

•	the January 2006 issuance of mortgage debt of $135 million Canadian Dollars ($116 million U.S. Dollars) with an interest rate of 5.195% secured by four of our Canadian properties;

•	the conversion by Host of all of the Convertible Subordinated Debentures into approximately 30.8 million shares of Host common stock during 2005 and the first quarter of 2006 and the redemption of the remaining approximately $2 million of Convertible Subordinated Debentures held by third parties and the remaining $17 million of Convertible Subordinated Debentures held by related parties for cash on May 5, 2006. As a result of these transactions, we issued an equal number of common OP units to Host and eliminated our Convertible debt obligation to Host;

•	the February 2006 dispositions of the Chicago Marriott Deerfield Suites and the Marriott at Research Triangle Park, and the disposition of the Swissôtel The Drake, New York, on March 31, 2006;

•	the acquisition of the Hyatt Regency Washington on Capitol Hill on September 30, 2005;

•	the May 2005 redemption of $100 million of our 10% Class B preferred OP units;

•	the disposition of 85% of our ownership interest in CBM Joint Venture LLC on March 29, 2005;

•	the March 2005 refinancing of approximately $609 million of senior notes and mortgage debt through the issuance of the $650 million 6 3/8% Series N senior notes; and

•	certain other investing and financing activities during 2005 and 2006.

The unaudited pro forma balance sheets of Host LP as of March 24, 2006 reflect the following transactions as if they had been completed on March 24, 2006:

•	the acquisition of the Starwood portfolio, including the formation of the European joint venture;

•	the probable acquisition of The Westin Kierland Resort & Spa, including the assumption of mortgage debt of $135 million with a fair value of $133 million at March 24, 2006;

•	the issuance of $800 million of 6 3/4% Series P senior notes on April 4, 2006;

•	the redemption of $136 million of 7 7/8% Series B senior notes on May 15, 2006;

•	the repayment of $84 million of 8.39% mortgage debt on the Boston Marriott Copley Place;

•	the redemption of $150 million of our 10% Class C preferred OP units on May 19, 2006;

•	the redemption of the remaining $2 million of outstanding Convertible Subordinated Debentures held by third parties and the remaining $17 million of Convertible Subordinated Debentures held by related parties on May 5, 2006; and

•	the disposition of the Swissôtel The Drake, New York on March 31, 2006.

In accordance with the Statement of Financial Accounting Standards No. 141, “Business Combinations,” we accounted for the acquisition of the Starwood portfolio as a business combination. Upon consummation of the transactions, we recorded the cash consideration, the market value of the common OP units issued to Host, which was equivalent to the fair value of the Host common stock issued, the fair value of the assets and liabilities assumed, as well as any direct transaction costs. Based on the guidance set forth in Emerging Issues Task Force Issue No. 99-12, the market value of the Host common stock, and the equivalent value of the Host LP common OP units issued in the transactions, or $16.97, was calculated based on the average of the closing prices of Host common stock during the range of trading days from two days before and after November 14, 2005, the announcement date.

The total transaction costs for the acquisition of the Starwood portfolio consist of the following (in millions):

Issuance of 133.5 million common OP units at $16.97 per unit	$2,266
Assumption of $108 million of mortgage debt with a fair value of $126 million	126
Cash (1)	1,400

Total consideration to Starwood and Starwood equityholders	3,792
Costs and expenses (1)	70

Total transaction costs	$3,862

(1)	For purposes of the preparation of these unaudited pro forma financial statements, these amounts were funded from available cash. Costs and expenses include approximately $7 million for property-level working capital.

For purposes of the preparation of the unaudited pro forma financial statements, we have presented the assets and liabilities at their book value except for the following:

•	Property and equipment is recorded at the fair value based on the purchase price noted above; and

•	Mortgage debt assumed is recorded at fair value based on the expected future debt service payments discounted at risk adjusted market interest rates as of March 24, 2006.

The pro forma adjustments as presented are based on estimates and certain information that is currently available and may change as additional information becomes available, as estimates are refined or as additional events occur. Specifically, while the purchase price has been allocated among individual properties, we are in the beginning stages of evaluating the fair value of the allocation of the purchase price among each individual hotel’s assets and liabilities including land, property and equipment items, other assets and liabilities, assumed agreements, including ground and retail space leases and other intangible assets. Management does not anticipate that there will be material changes in the total purchase price allocation as presented in these unaudited pro forma financial statements. To the extent there is any excess of the purchase price over the fair value of the net assets acquired, it will be recorded as goodwill for accounting purposes.

The unaudited pro forma financial statements are for illustrative purposes only and do not purport to be indicative of the financial position or results of operations that would actually have been achieved had the transactions occurred on the dates indicated or which may be achieved in the future. In the opinion of management, all material adjustments necessary to reflect the effects of the transactions that can be factually supported within the SEC regulations covering the preparation of unaudited pro forma financial statements have been made.

The unaudited pro forma financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes included in our previous reports filed with the Commission and the combined financial statements and accompanying notes of the Starwood portfolio acquired in the transactions which are included as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K.

HOST HOTELS & RESORTS, L.P.

UNAUDITED PRO FORMA BALANCE SHEET

MARCH 24, 2006

(IN MILLIONS)

		A	B	C	D	E	F	G	H	I	J	K
	Host LP Historical Balance Sheet	Starwood Portfolio Historical	Starwood Portfolio Adjustments	European Joint Venture	Host LP Pro Forma For Starwood Acquisition	Probable 2006 Acquisition	Senior Notes Issuance	Convertible Subordinated Debentures Conversion	Swissôtel The Drake, New York Disposition	Senior Notes Redemption	Preferred Units Redemption	Repayment of Mortgage Debt	Host LP Pro Forma Balance Sheet
ASSETS
Property and equipment, net	$7,244	$2,355	$1,498	$(632)	$10,465	$391	$—	$—	$—	$—	$—	$—	$10,856
Assets held for sale	191	—	—	—	191	—	—	—	(191)	—	—	—	—
Goodwill	—	500	(500)	—	—	—	—	—	—	—	—	—	—
Due from managers	81	7	—	(2)	86	1	—	—	—	—	—	—	87
Investments in affiliates	24	—	—	71	95	—	—	—	—	—	—	—	95
Deferred financing costs	53	—	—	—	53	—	13	—	—	(1)	—	—	65
Furniture, fixtures and equipment replacement fund	129	—	1	—	130	—	—	—	—	—	—	—	130
Other	191	6	(6)	—	191	—	—	—	—	—	—	—	191
Restricted cash	88	3	—	—	91	5	—	—	—	—	—	—	96
Cash	481	—	(1,470)	563	(426)	(264)	787	(2)	426	(138)	(151)	(84)	148

Total assets	$8,482	$2,871	$(477)	$—	$10,876	$133	$800	$(2)	$235	$(139)	$(151)	$(84)	$11,668

LIABILITIES AND PARTNERS’ CAPITAL
Debt
Senior notes	$3,047	$598	$(598)	$—	$3,047	$—	$800	$—	$—	$(136)	$—	$—	$3,711
Mortgage debt	1,927	149	(23)	—	2,053	133	—	—	—	—	—	(84)	2,102
Convertible debt obligation to Host Hotels & Resorts, Inc.	19	—	—	—	19	—	—	(19)	—	—	—	—	—
Other	88	—	—	—	88	—	—	—	—	—	—	—	88

Total debt (L)	5,081	747	(621)	—	5,207	133	800	(19)	—	(136)	—	(84)	5,901
Accounts payable and accrued expenses	169	—	2	—	171	—	—	—	—	—	—	—	171
Other	211	82	(82)	—	211	—	—	—	—	—	—	—	211

Total liabilities	5,461	829	(701)	—	5,589	133	800	(19)	—	(136)	—	(84)	6,283

Minority interest	29	—	—	—	29	—	—	—	—	—	—	—	29
Limited partnership interest of third parties	405	—	—	—	405	—	—	—	—	—	—	—	405
Partners’ capital	2,587	2,042	224	—	4,853	—	—	17	235	(3)	(151)	—	4,951

Total liabilities and partners’ capital	$8,482	$2,871	$(477)	$—	$10,876	$133	$800	$(2)	$235	$(139)	$(151)	$(84)	$11,668

See Notes to Unaudited Pro Forma Balance Sheets.

HOST HOTELS & RESORTS, L.P

NOTES TO UNAUDITED PRO FORMA BALANCE SHEETS

A.	This column represents the historical balance sheet for the Starwood portfolio. There are several differences in the financial statement presentation for our financial statements and the financial statements of the Starwood portfolio. The historical financial information for the Starwood portfolio has been adjusted to reflect a presentation consistent with our financial statements. These adjustments include:

•	Our balance sheet is presented on an unclassified basis (without regard to whether an asset or liability is current or long-term), consistent with real estate industry practice. The financial statements of the Starwood portfolio are presented on a classified basis, which designates assets or liabilities as current or long-term; and,

•	Our financial statements present working capital provided to the managers of the company’s hotels on a net basis as one line-item (“due from manager”). The financial statements of the Starwood portfolio present each of the separate components of amounts due from manager.

B.	This column represents adjustments to the financial statements of the Starwood portfolio that are necessary to reflect our cost basis in the acquisition of the Starwood portfolio. There are also other differences with respect to the composition of line items (such as debt repaid prior to closing by Starwood that will not be assumed by us, deferred tax liabilities and severance liabilities that will not be assumed by us and other such items). Accordingly, we have reflected the following adjustments to record the transactions:

•	increase the historical property and equipment balance for the Starwood portfolio by $1,498 million to $3,853 million for the acquisition of 35 hotels;

•	decrease the historical senior notes balance of the Starwood portfolio to reflect approximately $600 million of senior notes assumed or redeemed by Starwood;

•	decrease the historical mortgage debt balance of the Starwood portfolio to reflect the $41 million amount of mortgage debt that was retained or repaid by Starwood prior to closing. The remaining balance of $126 million (principal amount of $108 million) reflects the fair value of the mortgage debt as of March 24, 2006 that was assumed as part of the acquisition;

•	decrease cash by $1,470 million to fund the remaining portion of the purchase price and estimated transaction costs; and

•	increase the historical stockholders’ equity of the Starwood portfolio by $224 million to reflect the difference between the historical equity balance of the Starwood portfolio of $2,042 million and the fair value of our common OP unit issuance of $2,266 million, which is based on the issuance of 133.5 million common OP units at $16.97 per unit.

C.	The joint venture, in which we own 32.1% of the general and limited partnership interests, acquired five European properties from Starwood in May and June of 2006. Accordingly, we have reduced the property and equipment of the Starwood portfolio by $632 million for the stepped up basis of six hotels, which includes the Sheraton Warsaw Hotel & Towers, which we contributed to the joint venture. The joint venture provided approximately $563 million of financing for the acquisition, including new debt issued by the joint venture but excluding our portion of the capital contributions to the joint venture. We have recorded our $71 million interest in the joint venture as investment in affiliates which reflects the value of the Sheraton Warsaw Hotel & Towers and approximately $12 million of cash.

D.	Represents our pro forma balance sheet as adjusted to reflect the acquisition of the Starwood portfolio.

E.

Represents the adjustment to record the expected purchase of The Westin Kierland Resort & Spa for approximately $393 million, including the assumption of $135 million mortgage debt, with a fair value of

$133 million on March 24, 2006, secured by the hotel and the purchase of approximately $1 million of working capital and $5 million of restricted cash held by the lender for furniture, fixtures and replacements.

F.	Represents the adjustment to record the issuance of $800 million of 6 3/4% Series P senior notes, including deferred financing costs of $13 million.

G.	Represents the adjustment to record the redemption of approximately $2 million of our Convertible Subordinated Debentures held by third parties and $17 million of Convertible Subordinated Debentures held by related parties for cash on May 5, 2006. As a result of these transactions, we eliminated our Convertible debt obligation to Host.

H.	Represents the adjustment to record the sale of the Swissôtel The Drake, New York on March 31, 2006.

I.	Represents the redemption of $136 million of our 7 7/8% Series B senior notes, which we redeemed on May 15, 2006.

J.	Represents the redemption of $150 million of our 10% Class C preferred OP Units on May 19, 2006.

K.	Represents the repayment of $84 million of 8.39% mortgage debt on the Boston Marriott Copley Place on June 1, 2006.

L.	The pro forma aggregate debt maturities at March 24, 2006 are as follows (in millions):

2006	$133
2007	875
2008	299
2009	924
2010	522
Thereafter	3,149

5,902
Capital lease obligations	3
Fair value adjustment for interest rate swaps	(9)
Discount on senior notes	(10)
Fair value adjustment for assumed debt	15

$5,901

HOST HOTELS & RESORTS, L.P.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

QUARTER ENDED MARCH 24, 2006

(IN MILLIONS, EXCEPT PER UNIT AMOUNTS)

		A	B	C	D	E	F	G	K	L
	Host LP Historical Income Statement	Starwood Portfolio Historical	Starwood Portfolio Adjustments	European Joint Venture	Host LP Pro Forma for Starwood Acquisition	Probable 2006 Acquisition	Series P Senior Notes Issuances	Convertible Subordinated Debentures Conversion	2006 Debt Redemptions	Equity Transactions	Host LP Pro Forma Income Statement
REVENUES
Rooms	$507	$102	$—	$(15)	$594	$9	$—	$—	$—	$—	$603
Food and beverage	261	53	—	(8)	306	8	—	—	—	—	314
Other	51	12	—	(2)	61	3	—	—	—	—	64

Total hotel sales	819	167	—	(25)	961	20	—	—	—	—	981
Rental income	29	—	—	—	29	—	—	—	—	—	29

Total revenues	848	167	—	(25)	990	20	—	—	—	—	1,010

EXPENSES
Rooms	121	31	—	(5)	147	2	—	—	—	—	149
Food and beverage	189	42	—	(7)	224	4	—	—	—	—	228
Hotel departmental expenses	211	48	—	(10)	249	2	—	—	—	—	251
Management fees	35	4	4	(1)	42	1	—	—	—	—	43
Other property-level expenses	67	12	—	—	79	3	—	—	—	—	82
Depreciation and amortization	89	—	28	(5)	112	3	—	—	—	—	115
Corporate and other expenses	20	1	—	—	21	—	—	—	—	—	21

Total operating costs and expenses	732	138	32	(28)	874	15	—	—	—	—	889

OPERATING PROFIT	116	29	(32)	3	116	5	—	—	—	—	121
Interest income	5	—	—	—	5	—	—	—	—	—	5
Interest expense	(91)	(31)	29	—	(93)	(2)	(13)	2	4	—	(102)
Net gains on property transactions	1	—	—	—	1	—	—	—	—	—	1
Minority interest expense	(4)	—	—	—	(4)	—	—	—	—	—	(4)
Equity in earnings (losses) of affiliates	1	—	—	(2)	(1)	—	—	—	—	—	(1)

INCOME (LOSS) BEFORE INCOME TAXES	28	(2)	(3)	1	24	3	(13)	2	4	—	20
Benefit from (provision for) income taxes	(1)	(1)	—	—	(2)	—	—	—	—	—	(2)

INCOME (LOSS) FROM CONTINUING OPERATIONS	27	(3)	(3)	1	22	3	(13)	2	4	—	18
Less: Distributions on preferred units	(6)	—	—	—	(6)	—	—	—	—	4	(2)

Net income (loss) from continuing operations available to common unitholders	$21	$(3)	$(3)	$1	$16	$3	$(13)	$2	$4	$4	$16

Basic earnings (loss) from continuing operations per unit	$0.05	$(0.02)	$(0.02)	$(0.01)	$0.03						$0.03
Diluted earnings (loss) from continuing operations per unit	$0.05	$(0.02)	$(0.02)	$(0.01)	$0.03						$0.03
Weighted average basic common units	397.5	133.5	133.5	133.5	531.0			2.5			533.5
Weighted average diluted common units	398.4	133.5	133.5	133.5	531.9			2.5			534.4

See Notes to Unaudited Pro Forma Statements of Operations.

HOST HOTELS & RESORTS, L.P.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2005

(IN MILLIONS, EXCEPT PER UNIT AMOUNTS)

		A	B	C	D	E	F	G	H	I	J	K	L
	Host LP Historical Income Statement	Starwood Portfolio Historical	Starwood Portfolio Adjustments	European Joint Venture	Host LP Pro Forma for Starwood Acquisition	Probable 2006 Acquisitions	Series P Senior Notes Issuance	Convertible Subordinated Debentures Conversion	2005 Acquisitions	2005 Sale of Courtyard by Marriott Joint Venture	2006/ 2005 Debt Issuances	2006/2005 Debt Redemptions and Prepayments	Equity Transactions	Host LP Pro Forma Income Statement
REVENUES
Rooms	$2,282	$718	$—	$(111)	$2,889	$39	$—	$—	$28	$—	$—	$—	$—	$2,956
Food and beverage	1,168	351	—	(64)	1,455	39	—	—	14	—	—	—	—	1,508
Other	246	77	—	(12)	311	15	—	—	2	—	—	—	—	328

Total hotel sales	3,696	1,146	—	(187)	4,655	93	—	—	44	—	—	—	—	4,792
Rental income	111	—	—	—	111	—	—	—	—	—	—	—	—	111

Total revenues	3,807	1,146	—	(187)	4,766	93	—	—	44	—	—	—	—	4,903

EXPENSES
Rooms	550	198	—	(35)	713	9	—	—	4	—	—	—	—	726
Food and beverage	866	259	—	(47)	1,078	25	—	—	11	—	—	—	—	1,114
Hotel departmental expenses	1,013	290	—	(48)	1,255	10	—	—	8	—	—	—	—	1,273
Management fees	167	30	25	(9)	213	4	—	—	3	—	—	—	—	220
Other property-level expenses	286	67	—	(5)	348	19	—	—	4	—	—	—	—	371
Depreciation and amortization	360	101	18	(20)	459	13	—	—	6	—	—	—	—	478
Corporate and other expenses	67	7	(3)	(3)	68	—	—	—	—	—	—	—	—	68
Gain on insurance settlement	(9)	—	—	—	(9)	—	—	—	—	—	—	—	—	(9)

Total operating costs and expenses	3,300	952	40	(167)	4,125	80	—	—	36	—	—	—	—	4,241

OPERATING PROFIT	507	194	(40)	(20)	641	13	—	—	8	—	—	—	—	662
Interest income	21	—	—	—	21	—	—	—	—	—	—	—	—	21
Interest expense	(444)	(91)	84	—	(451)	(7)	(55)	34	—	—	(14)	63	—	(430)
Net gains on property transactions	80	—	—	—	80	—	—	—	—	(69)	—	—	—	11
Gain on foreign currency and derivative contracts	2	—	—	—	2	—	—	—	—	—	—	—	—	2
Minority interest expense	(7)	—	—	—	(7)	—	—	—	—	—	—	—	—	(7)
Equity in earnings (losses) of affiliates	(1)	—	—	(1)	(2)	—	—	—	—	4	—	—	—	2

INCOME (LOSS) BEFORE INCOME TAXES	158	103	44	(21)	284	6	(55)	34	8	(65)	(14)	63	—	261
Benefit from (provision for) income taxes	(25)	(5)	(1)	2	(29)	—	—	—	—	26	—	—	—	(3)

INCOME (LOSS) FROM CONTINUING OPERATIONS	133	98	43	(19)	255	6	(55)	34	8	(39)	(14)	63	—	258
Less: Distributions on preferred units	(27)	—	—	—	(27)	—	—	—	—	—	—	—	18	(9)
Issuance costs of redeemed preferred units	(4)	—	—	—	(4)	—	—	—	—	—	—	—	4	—

Net income (loss) from continuing operations available to common unitholders	$102	$98	$43	$(19)	$224	$6	$(55)	$34	$8	$(39)	$(14)	$63	$22	$249

Basic earnings (loss) from continuing operations per unit	$0.27	$0.73	$0.32	$(0.14)	$0.44									$0.46
Diluted earnings (loss) from continuing operations per unit	$0.27	$0.73	$0.32	(0.14)	$0.44									$0.46
Weighted average basic common units	373.3	133.5	133.5	133.5	506.8			30.8						537.6
Weighted average diluted common units	375.8	133.5	133.5	133.5	509.3			30.8						540.1

See Notes to Unaudited Pro Forma Statements of Operations.

HOST HOTELS & RESORTS, L.P.

NOTES TO THE UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

A.	Represents the historical results of operations for the Starwood portfolio.

B.	Represents certain adjustments to the historical results of operations for the Starwood portfolio including:

•	An adjustment to depreciation expense for property and equipment to reflect expected depreciation based on Host LP’s stepped-up basis;

•	An adjustment to eliminate interest expense for debt not assumed in the transaction;

•	An adjustment to management fee expense to reflect the new license and operating agreements under which the properties will operate upon completion of the transactions;

•	An adjustment to reduce the historical corporate expenses of the Starwood portfolio to reflect the incremental corporate expenses expected to be incurred by Host as a result of the acquisition; and

•	An adjustment to reflect the effect of the acquisition of the Starwood portfolio on income taxes.

C.	Represents the elimination of the operations and owner expenses of the Starwood portfolio related to the five hotels acquired by the joint venture, in which we own approximately 32.1% of the general and limited partnership interests, and the Sheraton Warsaw Hotel & Towers which we contributed to the joint venture. We have recorded $1 million and $2 million as equity in losses of affiliates for the full year 2005 and the quarter ended March 24, 2006, respectively, to reflect our portion of the pro forma operations of the joint venture.

D.	Represents our pro forma statement of operations as adjusted to reflect the acquisition of the Starwood portfolio.

E.	Represents the historical results of operations of The Westin Kierland Resort & Spa which we expect to acquire in the third quarter of 2006. Certain adjustments to the historical results were made, including:

•	An adjustment to depreciation expense for property and equipment to reflect expected depreciation based on Host LP’s stepped-up basis;

•	An adjustment to management fee expense to reflect the new license and operating agreement under which the property will operate upon completion of the transaction; and

•	An adjustment to reduce historical corporate expenses of the hotel to reflect incremental corporate expenses expected to be incurred by Host as a result of the acquisition.

F.	Represents the interest expense, including the related amortization of deferred financing fees, for the $800 million of 6 3/4% Series P senior notes.

G.	Represents the adjustment to decrease interest expense due to the conversion or redemption by Host of the Convertible Subordinated Debentures during 2005 and 2006 (including approximately $2 million of Convertible Subordinated Debentures redeemed for cash in the second quarter of 2006) into approximately 30.8 million shares (approximately 24 million of which were converted in 2006) of Host common stock including the elimination of the related amortization of deferred financing fees. As a result of these transactions, we issued 30.8 million common OP units to Host and eliminated our Convertible debt obligation to Host.

H.	Represents the adjustment to record the historical revenues and operating expenses associated with the September 2005 purchase of the Hyatt Regency Washington on Capitol Hill.

I.

Represents the adjustment to eliminate the non-recurring gain of $69 million associated with the sale of 85% of our interest in CBM Joint Venture LLC in 2005 and the adjustment to equity in earnings (losses) of affiliates related to our current percentage ownership in the joint venture and the related tax benefit (provision).

J.	Represents the adjustment to record interest expense, including the related amortization of deferred financing fees, as a result of the issuance of the $650 million, 6 3/8% Series N senior notes in March 2005 and the issuance of $135 million Canadian Dollar mortgage debt ($116 million U.S. Dollars) with an interest rate of 5.195% in January, 2006.

K.	Represents the adjustment to record interest expense (including the prepayment premiums and the recognition of deferred financing fees and original issue discounts) related to the prepayment, redemption or discharge of the following debt in 2005 and 2006:

•	$84 million of 8.39% mortgage debt on the Boston Marriott Copley Place;

•	$136 million of 7 7/8% Series B senior notes;

•	$300 million of 8 3/8% Series E senior notes;

•	$140 million of 9% mortgage debt on two Ritz-Carlton hotels;

•	$169 million of 7 7/8% Series B senior notes;

•	$20 million of 8.35% mortgage associated with the sale of the Hartford Marriott at Farmington; and

•	$19 million of variable rate mortgage debt with a weighted average interest rate of 5.76% associated with certain of our Canadian properties.

L.	Represents the adjustment to record the effect of distributions paid on preferred OP units and issuance costs of redeemed preferred OP units due to the redemption of 4 million 10% Class B preferred OP units in May 2005 and the redemption of 5.98 million Class C preferred OP units on May 19, 2006.